UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 23, 2013

Radioio, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-27574	59-3350778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Park Avenue South, 4th Floor, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 486-3364

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Second Amendment on Form 8-K/A amends the Form 8-K filed by Radioio, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 29, 2013 (the “Report”), as amended on November 15, 2013, to update the disclosures contained in the Report.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

As disclosed in the Report, the Company had previously dismissed Patrick Rodgers, CPA, PA as its independent registered public accounting firm as of October 23, 2013 and subsequently engaged WeiserMazars, LLP as its independent registered public accounting firm.  On November 15, 2013, the Company amended the Report to file a letter from Patrick Rodgers, CPA, PA as an exhibit thereto, in which the firm expressed its agreement with the Company’s statements made in the Report.

Subsequent thereto, on March 12, 2014, the SEC notified the Company that the Public Company Accounting Oversight Board had revoked the registration of Patrick Rodgers, CPA, PA, effective March 6, 2014.  As a result, the Company is no longer permitted to include audit reports prepared by Patrick Rodgers, CPA, PA or its consents in the Company’s filings with the SEC.  As Patrick Rodgers, CPA, PA had audited the Company’s consolidated financial statements for the year ended December 31, 2012, the Company will need to arrange for WeiserMazars, LLP or another independent registered public accounting firm to re-audit such consolidated financial statements, which are required to be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIOIO, INC.

March 20, 2014	By:	/s/ Zachary McAdoo
Zachary McAdoo
Chairman, President, Chief Executive
Officer and Chief Financial Officer

 3